Exhibit 99.2

CSM /MJR

OMB Control No. 1105-0080

ORDER FOR SUPPLIES OR SERVICES

PAGE	OF	PAGES
1		51

IMPORTANT: Mark all packages and papers with contract and/or order numbers.

1. DATE OF ORDER: 03/31/2006	2. CONTRACT NO. (if any): TIRNO-06-C-00035
3. ORDER NO.	4. REQUISITION/REFERENCE NO.: Q-6-QF-06-00-A39-000
5. ISSUING OFFICE (Address correspondence to): Internal Revenue Service, IRS0088, 6009 Oxon Hill Road, Suite 500, Oxon Hill, MD 20745	

6. SHIP TO:

- a. NAME OF CONSIGNEE: 25430023 Martinsburg Computing Ctr
- b. STREET ADDRESS: Attn: Nancy Trail, 150 Murall Drive
- c. CITY: Kearneysville
- d. STATE: WV
- e. ZIP CODE: 25430
- f. SHIP VIA:

7. TO:

- a. NAME OF CONTRACTOR: ATTN: PARADIGM SOLUTIONS CORPORATION Phone: (301) 468-1200
- b. COMPANY NAME: 00053153 PARADIGM SOLUTIONS CORPORATION
- c. STREET ADDRESS: 2600 TOWER OAKS BLVD., SUITE 500
- d. CITY: ROCKVILLE
- e. STATE: MD
- f. ZIP CODE: 208524218

8. TYPE OF ORDER

☐ a. PURCHASE
REFERENCE YOUR ____
Please furnish the following on the terms and conditions specified on both sides of this order and on the attached sheet, if any, including delivery as indicated.

☐ b. DELIVERY – Except for billing instructions on the reverse, this delivery order is subject to instructions contained on this side only of this form and is issued subject to the terms and conditions of the above-numbered contract.

9. ACCOUNTING AND APPROPRIATION DATA: 06089919D QFO1000 9S J070 ZGR1M

10. REQUISITIONING OFFICE:

11. BUSINESS CLASSIFICATION (Check appropriate box(es))

☐ a. SMALL ☒ b. OTHER THAN SMALL ☐ c. DISADVANTAGED ☐ d. WOMEN-OWNED

12. F.O.B. POINT	14. GOVERNMENT B/L NO.	15. DELIVER TO F.O.B. POINT ON OR BEFORE (Date)	16. DISCOUNT TERMS
Destination		04/01/2006	Terms: 0% Days: 0 Net Due: 30

13. PLACE OF: a. INSPECTION b. ACCEPTANCE

17. SCHEDULE *(See reverse for Rejections)*

ITEM NO. (a)	SUPPLIES OR SERVICES (b)	QUANTITY ORDERED (c)	UNIT (d)	UNIT PRICE (e)	AMOUNT (f)	QUANTITY ACCEPTED (g)
	Bridge Contract from TIRNO-02-D-00023 for 01 April 2006 through 31 March 2007.					
0001	Program Managment (DCC)	5.00	MO	4,060.56	20,302.80	
0002	DCC Drive Unit SN 29114	6.00	MO	61.30	367.80	
0003	DCC Control Unit: SN 14610	6.00	MO	870.58	5,223.48	
0004	DCC 2nd Disk Drive Library Manager: SN 14610	6.00	MO	14.99	89.94	
0005	DCC Drive Unit SN 29110	6.00	MO	61.30	367.80	

18. SHIPPING POINT	
19. GROSS SHIPPING WEIGHT	
20. INVOICE NO.	
17(h) TOT. (Cont. pages)	253,360.62
17(i) GRAND TOTAL	279,712.44

SEE BILLING INSTRUCTIONS ON REVERSE

21. MAIL INVOICE TO:

- a. NAME: IRS Beckley Finance Center INVB030
- b. STREET ADDRESS (or P.O. Box): P.O. Box 9002 Tel: (304) 256-6800
- c. CITY: Beckley
- d. STATE: WV
- e. ZIP CODE: 25802

22. UNITED STATES OF AMERICA BY (Signature) [signature]

23. NAME (Typed): JOSEPH E. GRAY 202-283-2880

TITLE: CONTRACTING/ORDERING OFFICER

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition not usable

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OPTIONAL FORM 347 (REV. 6/95)
Prescribed by GSA/FAR 48 CFR 53.213(e)